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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2003

Pennsylvania Real Estate Investment Trust
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-6300 (Commission File Number)	23-6216339 (IRS Employer Identification Number)
The Bellevue, 200 S. Broad Street Philadelphia, Pennsylvania (Address of principal executive offices)		19102 (Zip Code)

Registrant's telephone number, including area code: (215) 875-0700

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On August 15, 2003, Pennsylvania Real Estate Investment Trust entered into an underwriting agreement with Lehman Brothers Inc. (the "Underwriter") pursuant to which PREIT agreed to offer and sell, and the Underwriter agreed to purchase, 5,500,000 common shares of beneficial interest, par value $1.00 per share in a registered public offering. The Underwriter may also purchase up to an additional 825,000 shares of beneficial interest solely to cover over-allotments. The public offering price of the shares will be $29.75 per share, with net proceeds to PREIT of $29.50 per share and underwriting discounts and commissions of $0.25 per share. The shares will be issued under PREIT's universal shelf registration statement on Form S-3 (333-97985) that was declared effective by the Securities and Exchange Commission on September 13, 2002. The closing of this offering is expected to occur on or about August 21, 2003. A copy of the underwriting agreement relating to the offering is filed as an exhibit to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

        The following exhibits are filed as part of this report:

1.1	Underwriting Agreement, dated August 15, 2003, by and between Pennsylvania Real Estate Investment Trust and Lehman Brothers Inc. (the "Underwriting Agreement")
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares related to the Underwriting Agreement
8.1	Opinion of Drinker Biddle & Reath LLP regarding certain tax matters
8.2	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 8.1)
23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.2)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
Date: August 21, 2003	By:	/s/ JONATHAN B. WELLER Jonathan B. Weller President and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document
1.1	Underwriting Agreement, dated August 15, 2003, by and between Pennsylvania Real Estate Investment Trust and Lehman Brothers Inc. (the "Underwriting Agreement")
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares related to the Underwriting Agreement
8.1	Opinion of Drinker Biddle & Reath LLP regarding certain tax matters
8.2	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 8.1)
23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.2)

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SIGNATURE
EXHIBIT INDEX